UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2020

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CQP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 5, 2020, Sabine Pass Liquefaction, LLC, a Delaware limited liability company (“SPL”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $2.0 billion aggregate principal amount of its 4.500% Senior Secured Notes due 2030 (the “Notes”). The Notes were issued at a price equal to 99.744% of par to yield 4.532%. The Purchase Agreement contains customary representations, warranties and agreements by SPL and customary conditions to closing and indemnification obligations of SPL and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

On May 8, 2020 (the “Issue Date”), SPL closed the sale of the Notes pursuant to the Purchase Agreement. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services to SPL, the Partnership and Cheniere Energy, Inc. in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Eleventh Supplemental Indenture

The Notes were issued on the Issue Date pursuant to the indenture, dated as of February 1, 2013 (the “Base Indenture”), by and among SPL, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as Trustee under the Indenture (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of September 19, 2016, and an eleventh supplemental indenture, dated as of the Issue Date, between SPL and the Trustee, relating to the Notes (the “Eleventh Supplemental Indenture”). The Base Indenture as supplemented by the Eighth Supplemental Indenture and the Eleventh Supplemental Indenture is referred to herein as the “Notes Indenture.”

Under the terms of the Eleventh Supplemental Indenture, the Notes will mature on May 15, 2030 and will accrue interest at a rate equal to 4.500% per annum on the principal amount from the Issue Date, with such interest payable semi-annually, in cash in arrears, on May 15 and November 15 of each year, beginning on November 15, 2020.

The Notes are senior secured obligations of SPL and rank senior in right of payment to any and all of SPL’s future indebtedness that is subordinated in right of payment to the Notes and equal in right of payment with all of SPL’s existing and future indebtedness (including all obligations under SPL’s senior working capital revolving credit and letter of credit reimbursement agreement and all of SPL’s outstanding senior secured notes) that is senior and secured by the same collateral securing the Notes. The Notes are effectively senior to all of SPL’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the Notes.

As of the Issue Date, the Notes were not guaranteed but will be guaranteed in the future by all of SPL’s future restricted subsidiaries. Such guarantees will be joint and several obligations of the guarantors of the Notes. The guarantees of the Notes will be senior secured obligations of the guarantors.

At any time or from time to time prior to November 15, 2029, SPL may redeem all or a part of the Notes, at a redemption price equal to the “make-whole” price set forth in the Eleventh Supplemental Indenture, plus accrued and unpaid interest, if any, to the date of redemption. SPL also may at any time on or after November 15, 2029, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

General

The Notes Indenture also contains customary terms and events of default and certain covenants that, among other things, limit SPL’s ability and the ability of SPL’s restricted subsidiaries to incur additional indebtedness or issue preferred stock, make certain investments or pay dividends or distributions on capital stock or subordinated indebtedness or purchase, redeem or retire capital stock, sell or transfer assets, including capital stock of SPL’s restricted subsidiaries, restrict dividends or other payments by restricted subsidiaries, incur liens, enter into transactions with affiliates, dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of SPL’s assets and enter into certain LNG sales contracts. The Notes Indenture covenants are subject to a number of important limitations and exceptions.

The foregoing description of the Eleventh Supplemental Indenture is qualified in its entirety by reference to the full text of the Eleventh Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein. The foregoing description of the Notes Indenture is qualified in its entirety by reference to the full text of the Notes Indenture, which is incorporated by reference herein. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report dated February 4, 2013, filed by the Partnership on Form 8-K. A copy of the Eighth Supplemental Indenture was filed as Exhibit 4.1 to the Current Report dated September 23. 2016, filed by the Partnership on Form 8-K.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, SPL and Morgan Stanley & Co. LLC, as representative of the respective Initial Purchasers, entered into a Registration Rights Agreement dated the Issue Date (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, SPL has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange any and all of the Notes, for a like aggregate principal amount of debt securities of SPL issued under the Notes Indenture and identical in all material respects to the respective Notes sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. SPL has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to cause such registration statement to become effective within 360 days after the Issue Date. Under specified circumstances, SPL has also agreed, and any future guarantors will also agree, to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. SPL will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 5, 2020, the Partnership issued a press release announcing that SPL intended to offer, subject to market and other conditions, the Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Subsequently, on May 5, 2020, the Partnership issued a press release announcing that SPL priced its previously announced offering of Notes. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

On May 8, 2020, SPL issued an irrevocable notice of redemption to holders of its 5.625% Senior Notes due 2021 (the “SPL 2021 Notes”) for the redemption of all $2.0 billion outstanding aggregate principal amount of the SPL 2021 Notes. The redemption date for the SPL 2021 Notes will be June 8, 2020. The redemption price for the SPL 2021 Notes will be calculated in accordance with the indenture governing the SPL 2021 Notes and will be equal to the greater of (1) 100% of the principal amount of the SPL 2021 Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date or (2) a “Make-Whole Price” (as defined in the indenture governing the SPL 2021 Notes) for the SPL 2021 Notes being redeemed. After such redemptions, no SPL 2021 Notes will remain outstanding. SPL intends to fund the redemption with the proceeds from the offering and cash on hand. The foregoing does not constitute a notice of redemption with respect to the SPL 2021 Notes.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

1.1*

Purchase Agreement, dated as of May 5, 2020, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC (Incorporated by reference to Exhibit 1.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on May 8, 2020).

4.1*

Eleventh Supplemental Indenture, dated as of May 8, 2020, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on May 8, 2020).

10.1*

Registration Rights Agreement, dated as of May 8, 2020, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC (Incorporated by reference to Exhibit 10.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on May 8, 2020).

99.1*

Press Release, dated May 5, 2020, entitled “Cheniere Partners Announces Offering of Senior Secured Notes due 2030 by Sabine Pass Liquefaction, LLC” (Incorporated by reference to Exhibit 99.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on May 8, 2020).

99.2*

Press Release, dated May 5, 2020, entitled “Cheniere Partners Announces Pricing of Senior Secured Notes due 2030 by Sabine Pass Liquefaction, LLC” (Incorporated by reference to Exhibit 99.2 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on May 8, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC, Its general partner

Dated: May 8, 2020

	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and Chief Financial Officer